As filed with the Securities and Exchange Commission on May 5, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHTSPIRE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	38-4046290
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

590 Madison Avenue, 33rd Floor New York, New York	10022
(Address of principal executive offices)	(Zip code)

BrightSpire Capital, Inc. 2022 Equity Incentive Plan
(Full title of the plan)

David A. Palamé
General Counsel
590 Madison Avenue, 33rd Floor
New York, New York 10022
(Name and address of agent for service)

(212) 547-2631
(Telephone number, including area code, of agent for service)

Copy to:

David W. Bonser
Tifarah R. Allen
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

On February 1, 2018, BrightSpire Capital, Inc. (f/k/a Colony NorthStar Credit Real Estate, Inc.) (the “Company”) filed a registration statement on Form S-8, File No. 333-222812 (“2018 Form S-8”), registering a total of 4,000,000 shares of the Company’s Class A common stock, $0.01 par value per share (“Class A common stock”), for issuance under the Colony NorthStar Credit Real Estate, Inc. 2018 Equity Incentive Plan (“2018 Plan”). On May 5, 2022, the Company’s stockholders approved an amendment and restatement of the 2018 Plan, the BrightSpire Capital, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which the board of directors of the Company had previously approved on February 15, 2022, among other things, increasing the shares available for issuance under the 2018 Plan by 10,000,000 to a total of 14,000,000.

Pursuant to General Instruction E of Form S-8, 10,000,000 shares of the Company’s Class A common stock are hereby registered for issuance, as authorized by the 2022 Plan. The contents of the 2018 Form S-8, File No. 333-222812 are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.          Exhibits.

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP regarding the validity of the shares of Class A common stock registered hereby
10.1	BrightSpire Capital, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38377) filed on May 5, 2022)
23.1	Consent of Ernst & Young LLP
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 5, 2022.

BrightSpire Capital, Inc.

By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael J. Mazzei, Frank V. Saracino, and David A. Palamé, and each of them severally, as her or his attorneys-in-fact and agent, with full power of substitution and resubstitution, for her or him in any and all capacities, in connection with this Registration Statement on Form S-8 (the “Registration Statement”) of BrightSpire Capital, Inc. (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan, including, without limiting the generality of the foregoing, to sign any amendments and supplements relating to the Registration Statement (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with any amendments and supplements relating to the Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Michael J. Mazzei	Chief Executive Officer and Director	May 5, 2022
Michael J. Mazzei	(Principal Executive Officer)

/s/ Frank V. Saracino	Chief Financial Officer	May 5, 2022
Frank V. Saracino	(Principal Financial Officer and Principal Accounting Officer)

/s/ Catherine D. Rice	Director	May 5, 2022
Catherine D. Rice

/s/ Kim S. Diamond	Director	May 5, 2022
Kim S. Diamond

/s/Catherine F. Long	Director	May 5, 2022
Catherine F. Long

/s/ Vernon B. Schwartz	Director	May 5, 2022
Vernon B. Schwartz

/s/ John E. Westerfield	Director	May 5, 2022
John E. Westerfield